EXHIBIT
   10(a)


                           JORDEN BURT BERENSON & JOHNSON LLP
                                     Suite 400 East
                           1025 Thomas Jefferson Street, N.W.
                                Washington, D.C.  20007
                                     (202) 965-8100



                                     April 25, 1997






      Great-West Life & Annuity Insurance Company
      FutureFunds Series Account
      8515 East Orchard Road
      Englewood, Colorado  80111

      Ladies and Gentlemen:

            We hereby consent to the use of our name under the caption Legal Matters in the Prospectus contained in Post-Effective Amendment No. 23 to
      the Registration Statement on Form N-4 (File No. 2-89550) filed by the FutureFunds Series Account of Great-West Life & Annuity Insurance
   Company
      with the Securities and Exchange Commission under the Securities Act of 1933.

                                    Very truly yours,


                                    /s/Jorden Burt Berenson & Johnson LLP

                                    JORDEN BURT BERENSON & JOHNSON LLP